Exhibit 99.1

               SUREWEST BOARD APPROVES ADDITIONAL SHARE REPURCHASE

ROSEVILLE, Calif., Nov. 8 /PRNewswire-FirstCall/ -- Leading independent telecommunications holding company SureWest Communications (Nasdaq: SURW) announced that its Board of Directors authorized the repurchase of up to an additional 1 million shares of its common stock. The company also has approximately 275 thousand shares remaining from a previously announced share repurchase program. The authorization permits the company to buy back shares of its common stock in open market or privately negotiated transactions.

About SureWest

Serving the Northern California region for more than 90 years, SureWest Communications ( www.surewest.com ) is one of the nation's leading integrated communications providers. SureWest's bundled offerings include an array of advanced digital video, high-speed Internet, local and long distance telephone, PCS wireless and directories services. SureWest's fiber-to-the-premise IP-based network features high-definition video and Internet speeds of up to 20Mbps.

    Contact:   Karlyn Oberg
               Director of Investor Relations
               916-786-1799
               k.oberg@surewest.com

SOURCE  SureWest Communications
    -0-                             11/08/2006
    /CONTACT: Karlyn Oberg, Director of Investor Relations of SureWest, +1-916-786-1799, or k.oberg@surewest.com/
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    /Web site:  http://www.surewest.com/